EXHIBIT 10(A)

                         LETTERHEAD
                  BNY FINANCIAL CORPORATION
                 1290 Avenue of the Americas
                     New York, NY 10104
                        212-408-7000

July 16, 1998

Lincoln Snacks Company
4 High Ridge Park
Stamford, Connecticut 06905

     Re:  Waiver and Consent

Gentlemen:

     Reference is made to the Revolving Credit, Term Loan and Security Agreement between you and BNY Financial Corporation, as successor-in-interest to The Bank of New York Commercial Corporation, dated December
3, 1993, as supplemented and amended (the "Loan Agreement"). You have requested that we waive a certain covenant within the Loan Agreement and consent to a certain transaction, to the extent and as more fully described in this letter. Initially capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Loan Agreement.

     Pursuant to your request, we hereby agree to waive as a default under the Loan Agreement the transfer of control of Borrower resulting from the sale of approximately 3,600,000 share of your common stock by the Original Owner to Brynwood Partners III on or about June 8, 1998 (the "transfer of control") in violation of the Change of Control covenant set forth in Section 10.13 of the Loan Agreement, and we consent to such transfer of control to Brynwood Partners III.

     The waiver and consent provided herein are specifically limited to the section of the Loan Agreement set forth above, and no waiver of, or consent with respect to, any other term, condition, covenant, agreement or other aspect of the Loan Agreement is intended or implied. Except for the specific circumstances covered by this letter, no other aspect of the covenant referred to in this letter is waived, including without limitation for any other circumstance, and no such additional waiver is intended or implied.

     If you are in agreement with the foregoing, please so indicate by signing and returning to us the enclosed copy of this letter.

                              Very truly yours,
                              BNY FINANCIAL CORPORATION
                              By:   /s/ Anthony Viola
                                    ------------------
                              Name:  Anthony Viola
                              Title:     Vice President

AGREED TO AND ACCEPTED:
LINCOLN SNACKS COMPANY

By:  /s/ Kristine A. Crabs
     ------------------------
Name:  Kristine A. Crabs
Title: Chief Financial Officer